As filed with the Securities and Exchange Commission on June 6, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	72-1123385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, Texas	77381
(Address of Principal Executive Offices)	(Zip Code)

Newpark Resources, Inc.
Amended and Restated
2006 Equity Incentive Plan
(Full title of the plan)

Mark J. Airola
Senior Vice President, General Counsel and Chief Administrative Officer
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(Name and address of agent for service)

(281) 362-6800
(Telephone number, including area code, of agent for service)
_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,250,000 shares	$11.35	$48,237,500	$6,579.60
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered under this registration statement will automatically be increased to cover any additional shares of the registrant’s common stock that become issuable with respect to the securities registered hereunder by reason of any stock split, stock dividend, extraordinary dividend, combination of shares, mergers, consolidations, recapitalizations or other similar transactions.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the registrant’s common stock, as reported on the New York Stock Exchange on June 4, 2013, which is within five days of the filing of this registration statement.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Newpark Resources, Inc., a Delaware corporation (the “Company”) relating to 4,250,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Newpark Resources, Inc. 2006 Equity Incentive Plan (As Amended and Restated Effective June 10, 2009), as amended by Amendment No. 1 Newpark Resources, Inc. 2006 Equity Incentive Plan (As Amended and Restated Effective June 10, 2009) and as further amended by the Amended and Restated 2006 Equity Incentive Plan (as amended, the “Plan”), which Common Stock is in addition to the 2,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 filed on March 26, 2007 (SEC File No. 333-141577), the 3,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 filed on August 14, 2009 (SEC File No. 333-161378) and the 3,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 filed on June 9, 2011 (SEC File No. 333-174807) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference into this Registration Statement, other than any portions of the respective filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of the Current Reports on Form 8-K or other applicable SEC rules):

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013 (SEC File No. 001-2960);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on April 26, 2013 (SEC File No. 001-2960);

(c)	The Company’s Current Report on Form 8-K, filed with the SEC on January 4, 2013 (SEC File No. 001-2960); and

(d)
The description of the Company’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A, filed with the SEC on November 15, 1995, and any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

Exhibit Number	Description

4.1
Restated Certificate of Incorporation of Newpark Resources, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K405 for the year ended December 31, 1998 filed on March 31, 1999 (SEC File No. 001-02960).

4.2
Certificate of Designation of Series A Cumulative Perpetual Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 27, 1999 (SEC File No. 001-02960).

4.3
Certificate of Designation of Series B Convertible Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 7, 2000 (SEC File No. 001-02960).

4.4
Certificate of Rights and Preferences of Series C Convertible Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 4, 2001 (SEC File No. 001-02960).

4.5
Certificate of Amendment to the Restated Certificate of Incorporation of Newpark Resources, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 4, 2009 (SEC File No. 001-02960).

4.6	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 13, 2007 (SEC File No. 001-02960).

4.7*	Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan.

4.8*	Form of Non-Qualified Stock Option Agreement under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan.

4.9*	Form of Restricted Stock Agreement under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan.

4.10*	Form of Restricted Stock Unit Agreement under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan (Time Based).

4.11*	Form of Restricted Stock Unit Agreement under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan (Performance Based).

4.12*	Form of Non-Qualified Stock Option for participants outside the United States under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan (Time Based).

5.1*	Opinion of Andrews Kurth LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this registration statement).
________________________
* Filed herewith.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 6, 2013.

NEWPARK RESOURCES, INC.

By:	/s/ Paul L. Howes
Paul L. Howes
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Airola and Paul L. Howes, and each of them, his true and lawful attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul L. Howes	President, Chief Executive Officer and Director	June 6, 2013
Paul L. Howes	(Principal Executive Officer)

/s/ Gregg S. Piontek	Vice President and Chief Financial Officer	June 6, 2013
Gregg S. Piontek	(Principal Financial Accounting Officer)

/s/ Jerry W. Box	Chairman of the Board	June 6, 2013
Jerry W. Box

/s/ James W. McFarland	Director	June 6, 2013
James W. McFarland

/s/ G. Stephen Finley	Director	June 6, 2013
G. Stephen Finley

/s/ Gary L. Warren	Director	June 6, 2013
Gary L. Warren

/s/ David C. Anderson	Director	June 6, 2013
David C. Anderson

Exhibit Index

Exhibit Number	Description

4.1
Restated Certificate of Incorporation of Newpark Resources, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K405 for the year ended December 31, 1998 filed on March 31, 1999 (SEC File No. 001-02960).

4.2
Certificate of Designation of Series A Cumulative Perpetual Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 27, 1999 (SEC File No. 001-02960).

4.3
Certificate of Designation of Series B Convertible Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 7, 2000 (SEC File No. 001-02960).

4.4
Certificate of Rights and Preferences of Series C Convertible Preferred Stock of Newpark Resources, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 4, 2001 (SEC File No. 001-02960).

4.5
Certificate of Amendment to the Restated Certificate of Incorporation of Newpark Resources, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 4, 2009 (SEC File No. 001-02960).

4.6	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 13, 2007 (SEC File No. 001-02960).

4.7*	Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan.

4.8*	Form of Non-Qualified Stock Option Agreement under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan.

4.9*	Form of Restricted Stock Agreement under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan.

4.10*	Form of Restricted Stock Unit Agreement under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan (Time Based).

4.11*	Form of Restricted Stock Unit Agreement under the Newpark Resources, Inc. Amended and Restated 2006 Equity Incentive Plan (Performance Based).

5.1*	Opinion of Andrews Kurth LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this registration statement).
________________________
* Filed herewith.